EXHIBIT 23.3

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[LOGO] FINPRO                                    20 Church Street - P.O. Box 323
                                                   Liberty Corner, NJ 07938-0323
                                           (908) 604-9336 - (908) 604-5951 (FAX)
                                          finpro@finpronj.com - www.finpronj.com
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Board of Directors
BUCS Financial Corp
BUCS Federal
10455 Mill Run Circle
Owings Mills, Maryland 21117


Dear Board Members:

We hereby consent to the use of our firm's name, FinPro, Inc., in the Application for Conversion of BUCS Financial Corp, Owings Mills, Maryland, and any amendments thereto, and in the Registration Statement on Form SB-2 and any amendments thereto filed by BUCS Financial Corp. We also hereby consent to the use of our firm's name and the inclusion of, summary of, and references to our Appraisal Report and our opinion concerning subscription rights in such filings including the Prospectus of BUCS Financial Corp.



                                   Very Truly Yours,



                                   /s/FinPro, Inc.
                                   FinPro, Inc.


Liberty Corner, New Jersey
November 29, 2000